Exhibit 10.1

AGREEMENT

This Agreement, entered into as of February 21, 2012, is by and between EOG Resources, Inc., a Delaware corporation (“Employer”), and Mark G. Papa (“Employee”).

WHEREAS, Employer and Employee have entered into that certain Executive Employment Agreement, effective as of June 15, 2005, as amended by that certain First Amendment to Executive Employment Agreement, dated effective as of March 16, 2009, by and between Employer and Employee (as amended, the “Employment Agreement”); and

WHEREAS, Employer and Employee now desire to terminate the Employment Agreement and the respective rights and obligations of Employer and Employee thereunder, with such termination to be subject to the approval of, and effective as of the date of approval of, this Agreement by the Board of Directors of Employer pursuant to Section 7.8 of the Employment Agreement (such date of approval, the “Effective Date”);

NOW, THEREFORE, in consideration of the premises and in consideration of other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged (and which consideration Employer and Employee hereby acknowledge and agree shall be deemed to include (but not be limited to) the reciprocal surrender by Employer and Employee of their respective rights under the Employment Agreement and the corresponding reciprocal release of Employer and Employee from their respective obligations under the Employment Agreement, in each case by way of this Agreement), Employer and Employee hereby agree that the Employment Agreement and the respective rights and obligations of Employer and Employee thereunder are hereby released and terminated effective as of the Effective Date.

This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of this Agreement to the laws of another State or country.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above and to be effective as of the Effective Date.

EOG RESOURCES, INC.

By: /s/ Patricia L. Edwards
Name: Patricia L. Edwards
Title: Vice President, Human Resources and Administration

MARK G. PAPA

/s/ Mark G. Papa